Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-4

WISeSat.Space Holdings Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Pubco Ordinary Shares	(1)	Other	5,385,052		$10.66	$57,404,654.32	0.0001381	$7,927.58
Fees to be Paid	Equity	Pubco Ordinary Shares	(2)	Other	26,000,000	$		$6,300,325.00	0.0001381	$870.07

Total Offering Amounts:								$63,704,979.32		8,797.66
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$8,797.66

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Offering Note(s)

(1)	The securities being registered represent Pubco ordinary shares, no par value (“Pubco Ordinary Shares”) to be issued by WISeSat.Space Holdings Corp., a British Virgin Islands business company (“Pubco”), in connection with the business combination agreement entered into on November 9, 2025, by and among, Columbus Acquisition Corp (“CAC”), Pubco, WISeSat Merger Sub Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“Merger Sub”), WISeSat.Space Corp., a British Virgin Islands business company (the “Company”), WISeKey International Holding Ltd., a Swiss company (“WISeKey” and together with its successors and permitted assigns, and any holders of Company Ordinary Shares or Company Class F Shares immediately prior to the Effective Time, collectively, the “Seller”) (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”). Capitalized terms used below but not defined herein shall have the meanings assigned to such terms in the accompanying registration statement on Form F-4 filed by Pubco and the Company of which this Exhibit 107 is a part.

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters, (i) each issued and outstanding Class B ordinary share, par value $0.0001 per share, of CAC (“CAC Class B Ordinary Shares”), will automatically convert into one Class A ordinary share, par value $0.0001 per share, of CAC (the “CAC Class A Ordinary Shares”), (ii) the holders of CAC Class A Ordinary Shares will receive one Pubco Ordinary Share for each CAC Class A Ordinary Share held by such CAC shareholder, and (iii) each holder of one right that was included as part of each CAC unit issued upon the closing of the CAC’s initial public offering entitling the holder thereof to receive one-seventh (1/7th) of a CAC Class A Ordinary Share upon the Closing will receive one Pubco Ordinary Share in exchange for every seven (7) CAC rights held by such holder.

The securities being registered represent an estimated number of Pubco Ordinary Shares issuable pursuant to the Business Combination Agreement in exchange for an equivalent amount of (i) 3,407,292 CAC Class A Ordinary Shares held by CAC public shareholders (including (A) 2,550,149 CAC Class A Ordinary Shares, assuming no additional redemption at Closing, and (B) 857,143 CAC Class A Ordinary Shares being converted from 6,000,000 CAC rights upon the Closing), and (ii) an aggregate of 1,977,760 CAC Ordinary Shares, consisting of, (1)1,464,000 CAC Ordinary Shares held by Hercules Capital Management VII Corp (the “Sponsor”) or its permitted transferees, (2) 234,290 CAC Ordinary Shares underlying 234,290 CAC private placement units held by the Sponsor or its permitted transferees, (3) 33,470 CAC Ordinary Shares to be converted from 234,290 CAC rights underlying 234,290 CAC private placement units held by the Sponsor or its permitted transferees, (4) 36,000 CAC Ordinary Share held by CAC’s former and current directors, and (5) 210,000 CAC Ordinary Shares held by Alliance Global Partners.

Pursuant to Rule 416(a) of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act, the proposed maximum offering price is calculated based on the average of the high ($10.68) and low ($10.64) prices of the CAC Class A Ordinary Shares on the Nasdaq Global Market on June 17, 2026, a recent date for which the reported high and low prices of the CAC Class A Ordinary Shares were available prior to the initial filing of the Registration Statement (and such date being within five (5) business days prior to the date that the Registration Statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”)). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(2)	The securities being registered represent the maximum number of Pubco Ordinary Shares issuable pursuant to the Business Combination Agreement in exchange for all of the issued and outstanding Company Shares as of immediately prior to the Effective Time, which includes 26,000,000 Pubco Ordinary Shares, consisting of (i) 11,312,122 Pubco Ordinary Shares issued to WISeKey International Holding Ltd. (“WISeKey”) in exchange for its Company Ordinary Shares, (ii) 1,040,478 Pubco Ordinary Shares issued to SEALSQ Corp. (“SEALSQ”) in exchange for its Company Ordinary Shares, (iii) 650,000 Pubco Ordinary Shares to Maxim Partners LLC, an affiliate of Maxim Group LLC, in exchange for its Company Ordinary Shares, (iv) 11,956,922 Pubco Ordinary Shares issuable upon conversion of 11,956,922 Pubco Class F held by WISeKey or its permitted transferees and issued to WISeKey in exchange for its Company Class F Shares, and (v) 1,040,478 Pubco Ordinary Shares issuable upon conversion of 1,040,478 Pubco Class F Shares held by SEALSQ or its permitted transferees and issued to SEALSQ in exchange for its Company Class F Shares.

Pursuant to Rule 416(a) of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Calculated in accordance with Rule 457(f)(2) promulgated under the Securities Act based on the book value of the equity of the Company as of December 31, 2025, the latest practicable date for which such information is available, of $6,300,325.